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                                                                  EXHIBIT 10.37

                      THE UNIVERSAL HEALTH SERVICES, INC.
                 1992 CORPORATE OWNERSHIP PROGRAM, AS AMENDED

                                I--INTRODUCTION

  1. Purpose. The purpose of the 1992 Corporate Ownership Program (the "'Program") is to promote the interests of Universal Health Services, Inc. (together with its subsidiaries, referred to as the "Company") and its stockholders by providing an opportunity for participating Key Employees, upon whose involvement, initiative and efforts the Company is largely dependent for the successful conduct of its business, to purchase Common Stock of the Company in a manner which will (a) provide an increased incentive for such Key Employees to exert their best efforts on behalf of the Company, (b) strengthen the ability of the Company to recruit and retain those persons possessing outstanding competence and the ability to contribute significantly to the Company's success, (c) reward those Key Employees who have made significant contributions to the Company in the past, and (d) further identify the interests of such Key Employees with those of the Company and its stockholders by increasing the desire of such Key Employees to maximize the value of the Company.

                                II--DEFINITIONS

  2.1. "Accrued Interest" means the interest that accrues on the principal amount of the Loan and which shall be determined by applying the Applicable Borrowing Rate at the time the Loan is made.

  2.2. "Applicable Borrowing Rate" means, with respect to any Loan, the Applicable Federal Rate, rounded up to the nearest tenth of one percent, or any such higher rate as specified by the Committee.

  2.3. "Board" means the Board of Directors of the Company, provided that if any action taken by the Board relates to a Participant who is a director of the Company, the majority of the directors approving such action shall be disinterested directors. Any action required of or permitted to be taken by the Board may be taken by a majority of the members of the Committee.

  2.4. "Committee" means the Compensation Committee of the Board. The Committee shall consist of two or more of the members of the Board, all of whom shall be disinterested persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  2.5. "Common Stock" means shares of Class B Common Stock, par value $.01 per share, of the Company.

  2.6. "Confirmation" means the written statement that the Company promptly mails to a Participant's home address that (i) verifies the terms of the Loan Agreement entered into between the Company and a Participant and (ii) restates the account activity and Loan and Share balance as of March 15 of each year.

  2.7. "Key Employee" means an officer, Managing Director, Corporate Director, Administrator, Director of Nursing or Controller of the Company.

  2.8. "Loan" means the loan made to a Participant pursuant to the Loan Agreement, the terms of which are described in Section 3.7 hereof.

  2.9 "Loan Request Form" means the application which a Key Employee submits to the Treasury Department pursuant to which the Company enters into an agreement with the Key Employee to loan him or her 90% of the Purchase Price of Common Stock (the "Loan Agreement"), and pursuant to which the Key Employee enters into an agreement with the Company to pledge the purchased Shares to the Company as collateral for the Loan (the "'Pledge Agreement").


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  2.10 "Notes" means the recourse and nonrecourse promissory notes signed by the Participant which together evidence the Loan entered into under the Loan Agreement.

  2.11 "Participant" means and Key Employee of the Company who has submitted a Loan Request Form and has entered into a Loan Agreement and Pledge Agreement with the Company.

  2.12 "Purchase Date" means the date that the Loan Agreement and Pledge Agreement are entered into by and between the Company and the Participant and the Notes are signed by the Participant.

  2.13 "Purchase Price" means the closing price of the Common Stock, as reported on the composite tape for securities listed on the New York Stock Exchange, on the Purchase Date, or the first closing price of the Common Stock thereafter if the Common Stock is not traded on the Purchase Date.

  2.14 "Restricted Shares" means all of the Shares for a period of one year, and one-half of the Shares for a period of two years, from the Purchase Date of such Shares.

  2.15 "Shares" means the shares of common Stock purchased by a Participant pursuant to the Program.

  2.16 "Treasury Department" means the treasury department of the Company

                                III--OPERATION

  3.1 Aggregate Number of Shares Subject to Program. The aggregate number of shares of Common Stock as to which purchase rights may be granted from time to time under the Program is 400,000 shares, provided that any Shares repurchased by foreclosure, forfeited by the Participant or otherwise returned to the Company shall again be available for sale under the Program. Sales hereunder may be made from authorized but unissued shares of Common Stock or from treasury shares.

  3.2 Adjustment. (a) If the outstanding Common Stock of the Company changes as a result of stock dividends, split-ups, recapitalization, or the like, proportionate adjustments shall automatically be made in (i) the maximum number of shares of Common Stock authorized for issuance under this Program and (ii) the number and kind of shares reserved for sale under the Program. If any such adjustment shall result in a fractional share of Common Stock being available for issuance under the Program, such fraction shall be disregarded. Any adjustments hereunder shall be effective as of the effective date of the event giving rise to the adjustment and shall be conclusive when made by the Board.

  (b) If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities or property (including cash) of the Company or of another corporation for any reason, including by reason of reorganization, merger, sale or transfer of all or substantially all of the Company's assets to another corporation, or exchange of shares or consolidation, the Board may, in its discretion, make appropriate adjustments in the number and kind of shares, other securities, or property available for issuance and sale under the Program. Any adjustments under this subparagraph (b) shall be effective as of the effective date of the event giving rise to the adjustment and shall be conclusive when made by the Board.

  3.3 Eligibility. Each Key Employee shall be eligible to participate in the Program after one year of employment with the Company.

  3.4 Offer and Acceptance.

  3.4.1. Offer. The Company shall offer to loan 90% of the Purchase Price to all eligible Key Employees to finance their purchase of Common Stock. Such offer shall be subject to the terms provided in Section 3.4.2. hereof.


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  3.4.2. Terms of Offer. Each offer to loan money to Key Employees to finance the purchase of Common Stock under this Program shall be subject to the following: (i) the Company shall not make a loan for less than $500 to any Key Employee, (ii) the Company shall not enter into a Loan Agreement with a Key Employee within ninety (90) days of that Key Employee's most recent prior Purchase Date, (iii) the Company shall not make a loan to a Key Employee for an amount greater than 90% of that Key Employee's current base annual salary, and (iv) the Company shall not loan to any one single Key Employee an amount which would cause the outstanding balance of the principal amount of all Loans to that Key Employee to exceed 180% of that Key Employee's current base annual salary.

  3.4.3. Acceptance. Key Employees may purchase Shares under the Plan by completing a Loan Request Form and submitting it to the Treasury Department. The Company and the Key Employee shall then enter into a Loan Agreement and Pledge Agreement, and the Participant shall sign the Notes evidencing the Loan. To the extent that the various agreements are not inconsistent with the terms and conditions of the Program, the Company and the Key Employee shall be bound by the terms of the various agreements, and the Key Employee shall become a Participant in the Program; provided, however, that the Participant fulfills the condition set forth in Section 3.5 herein.

  3.5. Payment of Purchase Price. Each Participant shall pay for the Shares purchased by delivering to the Treasury Department a check payable to Universal Health Services, Inc. within five (5) calendar days of the Purchase Date. The check shall be for 11.11% of the amount of the Loan requested by the Participant and shall be payment for 10% of the Purchase Price of the Shares. Notwithstanding the foregoing, no closing shall occur under any Loan Agreement prior to the date that the Company's stockholders approve the Plan.

  3.6. Confirmation. As soon as practicable after the Purchase Date, the Company shall mail a Confirmation to the Participant. A Confirmation shall be mailed to the Participant thereafter on or about the 15th day of every March confirming the account activity and the Loan and Share balances.

  3.7. Financing.

  3.7.1. Terms of Loan. The Company's Loan to a Participant shall be for 90% of the Purchase Price of the Shares. Such Loan shall be evidenced by the Loan Agreement and the Notes, each of which shall contain the relevant terms and conditions set forth in this Section 3.7 and such other terms and conditions not inconsistent with the Program, as the Committee shall determine. The Company shall have recourse, in the amount of 26% of the original principal amount of the Loan, to the personal assets of the Participant. The Loan shall also be secured by the pledge of the Shares as evidenced by the Pledge Agreement. The principal of the Loan shall bear interest at the Applicable Borrowing Rate, and the principal and Accrued Interest thereon shall be payable at the end of the term of the Loan. The Loan shall be for a term of five years or for some term not shorter than five years from the Purchase Date, as the Committee shall decide. However, unless otherwise determined by the Committee, if the employment of the Participant is terminated for any reason other than death, the principal and Accrued Interest due on all outstanding Loans to the Participant under the Program shall become due in full within 90 days of the date of termination. The Notes shall be subject to prepayment in whole or in part, at any time and from time to time, without premium or penalty. However, if the Notes are paid in whole or part within two years of the Purchase Date, none of the Restricted Shares shall be released from restriction at any time during the one-year period from the Purchase Date, and no more than one-half of such Shares shall be released during the two-year period from the Purchase Date. In the event of death of the participant, all restrictions on transfer of any Restricted Shares shall lapse, but such Shares shall still be subject to the terms of the Pledge Agreement.

  3.7.2. Security of Loan; Restrictions on Shares. The Participant shall be required to pledge the Shares to the Company as collateral for the Loan pursuant to the Pledge Agreement. In addition, the Participant may not transfer or dispose of any Shares within a period of one year from their Purchase Date and may not transfer or dispose of one-half of such Shares within the period of two years from their Purchase Date. Notwithstanding anything to the contrary herein, the Committee may waive and may agree in advance to waive any contractual restrictions on the transfer of the Shares.

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  3.7.3. Tax Withholding. The Company shall have the right to take such actions and to impose such conditions as it deems appropriate in order to collect from a Key Employee the amounts needed to satisfy the Company's income tax withholding obligations with respect to Stock Bonuses and Stock Bonus Premiums awarded to the Key Employee, including, without limitation, deducting the withholding amount from the Key Employee's cash and/or stock compensation.

  3.8. Issuance of Shares; Rights as a Stockholder.

  3.8.1. Stock Certificates. After the Purchase Date and upon receipt by the Company of a check for 10% of the Purchase Price for the Shares and the Notes, the Shares will, to the fullest extent permitted by law, be deemed to be fully paid and nonassessable shares of Common stock. Stock certificates representing the Shares shall be registered in the Participant's name. Certificates representing the Shares shall be held by the Company.

  3.8.2. Legend. Certificates representing the Shares shall bear legends indicating that the Shares have been pledged to the Company and may be subject to other restrictions under the Program.

  3.8.3. Rights as a Shareholder. Except as otherwise provided under the Program, in the Loan Agreement, the Notes and the Pledge Agreement, a Participant who receives Shares pursuant to the Program shall have the same rights and privileges as any other stockholder holding Common Stock, including, without limitation, the right to vote such Shares or other shares of stock and to receive distributions and dividends on such Shares.

  3.9. Sales of Shares by Participant.

  3.9.1. Terms of Sale. Participant may sell up to one-half of the Shares at any time after one year from their Purchase Date, and all of the Shares after two years from their Purchase Date, by calling the Treasury Department and stating the number of Shares to be sold. The Company shall sell the Shares in a broker's transaction on behalf of the Participant on or about the day such notice to sell is received. Proceeds from the sale of Shares will be applied first to the repayment of the Accrued Interest, then to the recourse portion of the Loan and, finally, to the non-recourse portion of the Loan. After all Loans and Accrued Interest due and payable have been paid in full, proceeds will be distributed to the Participant by check mailed to the Participant's home address. To the extend that the proceeds from the sale of Shares do not cover the Loan and Accrued Interest due and payable, the Company shall have recourse against the Participant only as to 26% of the original principal amount of such Loan.


  3.9.2. Selling Price. The price of the Shares sold shall be the actual selling price of the Shares, less any selling expenses.

                                  IV-GENERAL

  4.1. Administration. The Program shall be administered by the Committee, which shall have full and exclusive power to interpret the Program, to grant waivers of Program restrictions and to adopt such rules, regulations and guidelines for carrying out the Program as it may deemed necessary or proper, all of which powers shall be executed in the best interests of the Company and in keep in with the objectives of the Program.

  4.2. Expenses. All expenses and costs in connection with the adoption and administration of the Program shall be borne by the Company except to the extent that expenses are incurred in connection with a foreclosure on any Loan made to a Participant pursuant to the Plan, unless provided for otherwise in any of the various agreement hereunder.

  4.3 No Prior Right or Offer. Except and until expressly granted pursuant to the Program, nothing in the Program shall be deemed to give any Key Employee, or his legal representatives or assigns or any other person or entity claiming under or through him, any contractual or other right to participate in the benefits of the Program.

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  4.4. Action Taken in Good Faith, Indemnification. The Board and the
Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All action taken and all interpretations and determinations made by the Board or the Committee in good faith shall be final and binding upon all Participants, all other employees of the Company, the Company and all other interested persons. No member of the Board or the Committee nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Program or purchase rights granted thereunder, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

  4.5 Amendment and Termination of the Program. The Board may amend the Program at any time, provided that the stockholder approval shall be obtained for any amendment that (a) increases the total number of shares of Common Stock that may be sold under the Program (except for adjustments pursuant to Section 3.2 of the Program), (b) materially modifies the requirements as to eligibility for participation in the Program, (c) materially increases the benefits accruing the Participants under the Program or (d) extends the ten-year term of the Program. The Program may also be discontinued or terminated by the Board, in whole or in part, at any time. Notwithstanding the foregoing, no amendment, discontinuance or termination of the Program, without the consent of any persons affected thereby, shall alter or impair any rights or obligations created prior to such amendment, discontinuance or termination.

  4.6. No Agreement to Employ. Nothing in the Program, Loan Request Form, Loan Agreement, Pledge Agreement or Notes shall confer upon any individual any right to continue in the employ of the Company for any specified period of time or interfere with the right of the Company to terminate such employment at any time.

  4.7. Rights Personal to Key Employee. Any rights provided to a Participant under the Program shall be personal to such Participant, shall not be transferable (except by will or pursuant to the laws of descent or distribution) and shall be exercisable, during his lifetime, only by him or her.

  4.8 Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Delaware and construed accordingly.

  4.9 Stockholder Approval; Term of Program. This Program was adopted by the Board on March 18, 1992 and amended on March 17, 1999, subject to the approval of the Amendment by the stockholders of the Company. Any Loan Agreement relating to shares subject to the Amendment, prior to the date of stockholder approval of the Amendment, shall be made subject to such approval. Shares of Common Stock may be sold under the Program for a period ending March 17, 2009, unless the Program is sooner terminated as provided for in section 4.5 herein."


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